Exhibit 10.1

BUSINESS ASSET PURCHASE AGREEMENT

THIS AGREEMENT is made and entered by and between:

BUYER:

Legal Name of BUYER ("BUYER")                  Tower Aquatic LLC

Individual [_] Corporation [_] Limited Liability Company [X] Partnership [_] Other [__] authorized agents or assigns.

Address    80 Coolidge Hill Rd.               City        Watertown       State    MA    Zip Code     02472

Mobile Phone       617-926-4800        Email         rrusso@bioniklabs.com

SELLER:

Legal Name of SELLER ("SELLER")                 Dearman & Dearman PT LLC

Individual [_] Corporation [__] Limited Liability Company [X] Partnership [__] Other [__] authorized agents or assigns.

Fictitious Name, Trade Name, or DBA (alternatively referred to as "Business")    Tower Aquatic & Sports Physical Therapy

Business Address (The "Premises")      290 Citrus Tower Blvd. #108     City    Clermont    State    Fl    Zip Code    34771

Mobile Phone         352-242-9022         Email         ldearman@cfl.rr.com

1.             PURCHASE PRICE

1.1.                  SELLER agrees to sell to BUYER, and BUYER agrees to purchase from SELLER the assets owned by the Business, authorized agents(s) or assigns, as set forth below. The Business to be conveyed to BUYER by SELLER at Closing includes all Business furnishings, furniture, fixtures, and equipment (the "FF&E", a list of which is attached to this Agreement), goodwill, inventory, customer records, materials, supplies, transferable licenses, business name(s), telephone number(s), lease, leasehold interest and improvements, contract rights, software and software licenses, trade secrets, patents, intellectual property, web sites and domain names, business email addresses, and all other assets of the business as agreed to by the parties altogether, the "Assets").

The following assets are excluded: cash, pre-paid expenses, security deposits and marketable securities and                 .

2.	$215,000	TOTAL PURCHASE PRICE (“Purchase Price”) - To be paid as follows:
2.1.	$215,000

By BUYER making an initial GOOD FAITH DEPOSIT within 2 business days of signing this agreement, to be included in the Down Payment, to the escrow/trust account of               Steven R. Kutner, PA

Address:      260 Lookout Place #205 Maitland, Florida 32751

Phone:       4070644-1104      Email:     skutnerlaw@earthlink.net

(“Escrow Agent”);

The named BUYER on the Agreement must be the remitter of any deposit.

2.2.	$____________	By BUYER making a deposit to the escrow/trust account of Escrow Agent within four (4) business days following the final execution of this Agreement, to be included in the Down Payment;
2.3.	$____________

By BUYER executing and delivering to SELLER, at Closing, a Promissory Note (the “Note”) bearing interest at the rate of           % per annum, payable in                        equal monthly installments of principal and interest in the sum of $                       each;

2.4.	$____________	By third party financing delivered to SELLER at Closing;

2.5.	$000	BALANCE DUE AT CLOSING By BUYER submitting wired funds to the escrow/trust account of Escrow Agent no less than 24 hours prior to confirmed closing time and delivered to SELLER at Closing, (subject to pro rations & adjustments).

Buyer’s Initials /s/ RR	Seller’s Initials /s/ LD/BD

3.             AGREEMENT CONDITIONS

3.1.                  BUYER'S OFFER: This Offer by BUYER shall be in effect until    5 PM    AM/PM on                 8/30/2022              . If SELLER does not accept this Offer by such time, the Down Payment deposit(s) under paragraphs 2.1 and/or 2.2 shall be returned by Escrow Agent to BUYER on demand, and BUYER and SELLER shall have no further obligation one to the other.

3.2.                  DATE OF AGREEMENT: The ("Date") of this Agreement shall be the last date this Agreement is fully executed by both SELLER and BUYER.

3.3.                  TIME: With the exception of the Closing date specified under paragraph 4.1, TIME IS OF THE ESSENCE in the performance of this Agreement. Time is computed in calendar business days and any time periods provided for, or dates specified, in this Agreement, which shall end or occur on a Saturday, Sunday, or a national legal holiday (see 5 U.S.C. 6103) shall extend to 11:59 P.M. (where the Business is located) of the next business day.

3.4.                  CONTRACT REVIEW: From the date of the execution of this Agreement, SELLER and BUYER shall have (5) Business days to have this Agreement (including any addendum or amendments) reviewed by their respective attorney to verify that the FORM AND LANGUAGE used herein adequately protects the interests of their respective clients, and to make any necessary agreed changes within such time, provided the substance of and the material terms and provisions contained in this Agreement remain unchanged.

4.             CLOSING

4.1.                  CLOSING DATE: This transaction shall close on/about           9/07/2022         ("Closing Date").

4.2.                  CLOSING AGENT: The parties hereby appoint:

         Steven R. Kutner, PA          at 260 Lookout Place #205 Maitland, Florida 32751          as ("Closing Agent") to receive, deposit and distribute funds for the parties as set forth in this Agreement.

5.             ALLOCATION OF PURCHASE PRICE:

5.1.                  BUYER and SELLER agree to cooperate fully with each other to determine the appropriate asset allocation for this transaction.

5.2.                  BUYER and SELLER acknowledge that certain income tax laws may be applicable to this transaction.

5.3.                  BUYER and SELLER acknowledge that each party may be required to report this transaction to the Internal Revenue Service (IRS) and allocate the Purchase Price among the applicable asset classifications found on IRS Form 8594.

5.4.                  BUYER and SELLER agree to complete, sign, and submit the appropriate IRS form 8594 for this transaction.

5.5.                  BUYER and SELLER [X]agree to have the asset allocation completed at Closing, [_] do not agree to have the asset allocation completed at Closing.

6.             CONDITIONS TO CLOSING: On or prior to Closing, SELLER agrees to obtain all necessary consents from third parties required for the transfer of the business and Assets to BUYER, including, but not limited to, the consent from the holders of mortgages or other liens, if any, assumed by BUYER.

6.1.                  CLOSING COSTS: The parties agree to execute all closing documents as are reasonably requested by their respective attorneys and each party shall pay the cost of their own attorney, or will appoint an independent Closing Agent, to be mutually agreed upon and whose fee will be split evenly by BUYER and SELLER. These closing documents shall include SELLER and BUYER Affidavits, Closing Agreement, Bill of Sale, Promissory Notes, Security Agreement, Closing Statements, and other documents as may be reasonably necessary to effectuate the transaction. Fees related to BUYER's financing of the transaction, including but not limited to intangible tax, doc stamps, and recording of UCC-1 financing statement shall be paid by BUYER.

6.2.                  PRORATIONS AND ADJUSTMENTS: All pro-ratable items shall be prorated as of the Closing Date. Except as otherwise provided under paragraph 6.1, all customary adjustments and prorations shall be made at Closing and shall increase or decrease the cash payable by BUYER to SELLER under paragraph 2.5.

6.3.                  UTILITIES AND DEPOSITS: SELLER and BUYER agree to arrange to notify all utility companies to take final readings as of the Closing Date, and BUYER shall have the obligation to advise such utilities to provide future services in BUYER'S name. SELLER shall be entitled to be reimbursed for any and amounts on deposit and pre-payments of all deposits held for the benefit of BUYER.

Buyer’s Initials /s/ RR	Seller’s Initials /s/ LD/BD

7.             THIRD PARTY FINANCING

7.1.                  FINANCING CONTINGENCY:

[X] This Agreement IS NOT CONTINGENT upon any third-party financing.

[___] This Agreement IS CONTINGENT upon third-party financing, consequently:

(a)           BUYER shall make written application to lender within (___) calendar days of the Date of this Agreement.

(b)           BUYER shall have (___) calendar days from the Date of this Agreement to receive a written loan commitment on terms acceptable to BUYER at BUYER's sole discretion.

(c)           BUYER shall provide SELLER and BROKER Notice of acceptance or rejection by the lender by providing a copy of the same.

(e) SELLER shall reasonably cooperate with the BUYER'S Lender.

7.2.                  FINANCING CANCELLATION: If such SBA or other third party financing is not obtained before the date indicated in paragraph 7.1 through no fault of the BUYER, BUYER shall have the option of canceling this Agreement by written Notice to SELLER and BROKER within three (3) business days following BUYER'S receipt of written notification from Lender, and thereafter, upon request, BUYER and SELLER agree that, the Escrow Agent shall be vested with the authority to immediately refund deposits listed in paragraphs 2.1 and/or 2.2.

7.3.                  EFFECT OF NO FINANCING CANCELLATION NOTICE: In the event Notice to cancel the agreement is not sent pursuant to paragraph 7.6, then this Agreement shall continue to be binding upon SELLER and BUYER.

8.                   SELLER FINANCING, PROMISSORY NOTE

8.1.                  PROMISSORY NOTE - N/A

8.2.                  SUBORDINATION: In the event BUYER obtains SBA or other third-party financing, the Note shall provide that it will be subject to any subordination or "stand still" requirements of the SBA/Lender. BUYER shall pay all recording/filing charges and documentary taxes relative to the creation of the Note and Security Documents.

8.3.                  SECURITY AGREEMENT: If BUYER executes a Note in favor of SELLER and BUYER has assigned this Agreement to its new entity, BUYER shall make the Note in the entity's name and, along with all fiduciaries of the entity, shall personally guaranty the Note. BUYER shall also execute a Security Agreement securing interest in all of its tangible and intangible Assets. The Security Agreement shall continue until the Note is satisfied or until SELLER regains ownership and/or control of the business. BUYER shall further permit a Financing Statement (UCC-l), which shall be recorded in the appropriate County and filed with the State of Florida, as per the requirements of the Florida Uniform Commercial Code.

8.4.1 The collateral for the Security Agreement and Note shall be the following:

(a)           The properties, assets, and rights of the Debtor, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof (all of the same being hereinafter called the "Collateral") hereinafter described;

(b)           All business, personal, and fixture property of every kind and nature including, without limitation, all goods (including inventory, equipment and any accessions thereto), instruments (including promissory notes), documents, accounts, contracts and contract rights, chattel paper (whether tangible or electronic), deposit accounts, letter-of-credit rights (whether or not the letter of credit is evidenced by a writing), commercial tort claims, securities and all other investment property, supporting obligations, any other contract rights or rights to the payment of money, insurance claims and proceeds, and all general intangibles (including all payment intangibles);

(c)           All trademarks (including common law), service marks and trade names, the entire goodwill of or associated with the businesses now or hereafter conducted by Debtor connected with and symbolized by any of the aforementioned properties and Assets;

(d)           All general intangibles and all intangible intellectual or other similar property of Debtor of any kind or nature, associated with or arising out of any of the aforementioned properties and assets and not otherwise described above; and

Buyer’s Initials /s/ RR	Seller’s Initials /s/ LD/BD

(e)           All proceeds of any and all of the foregoing collateral and, to the extent not otherwise included, all payments under insurance (whether or not SELLER is the loss payee thereof) or any indemnity, warranty or guaranty payable by reason of loss or damage to or otherwise with respect to the foregoing collateral.

9.             BUYER'S DUE DILIGENCE INSPECTION

9.1.                  This Agreement is contingent upon BUYER'S review and inspection of SELLER'S Business Records, Assets and Lease within a period of      zero     (0) calendar days following the Date of this Agreement ("Due Diligence Period").

9.2.                  DUE DILIGENCE CONTINGENCY: At any time during Due Diligence Period, if BUYER is not satisfied for any reason whatsoever, BUYER shall have the option of canceling this Agreement by written Notice to SELLER and BROKER made no later than the last day of the Due Diligence Period under paragraph 9.1.

9.3.                  DUE DILIGENCE CANCELLATION: BUYER and SELLER agree that if BUYER cancels this Agreement because of the failure of Due Diligence, the Escrow Agent shall be vested with the authority to immediately refund deposits listed in paragraphs 2.1 and/or 2.2. Upon cancellation, BUYER shall destroy, delete, or return the information received during the Due Diligence Period.

9.4.                  EFFECT OF NO DUE DILIGENCE CANCELLATION NOTICE: In the event a Notice to cancel the Agreement is not timely sent in writing by BUYER to SELLER and BROKER pursuant to paragraph 9.3, then this Agreement shall continue to be binding upon SELLER and BUYER.

10.           LEASE:

10.1.                LEASE SELECTION

[X] BUYER shall assume the lease on the Business Premises with Landlord's written consent, and this Agreement shall be subject to such consent where consent is required.

[__] SELLER shall cooperate with BUYER in obtaining a new premises lease on substantially the same terms and conditions as SELLER's existing lease, to be effective as of the Closing Date.

[___] No lease shall be assumed or obtained.

10.2.                LEASE APPLICATION: Immediately following the Due Diligence Period under paragraph 9.1, BUYER agrees to diligently file a complete and accurate written application with Landlord per Landlord's requirements. BUYER agrees to pay to Landlord any reasonable application or similar fees for Landlord's costs of preparation and delivery of such assignment or new Lease.

10.3.                LEASE ASSUMPTION AND GUARANTEE: At Closing, BUYER assumes and agrees to pay all amounts as they become due and payable under the existing Lease, if and when assigned by SELLER to BUYER, and upon Landlord's request, agrees to cause its equity owners to personally guarantee the existing Lease and/or a new Lease.

10.4.                LEASE TRANSFER FEE: SELLER agrees to pay to Landlord any transfer or similar fees, as stated in the lease agreement. SELLER agrees to cooperate with BUYER in securing Landlord's written consent to the assignment of the Lease or a new Lease.

10.5.                LEASE CANCELLATION: BUYER and SELLER agree that if BUYER cancels this Agreement because of the failure to obtain a lease assumption or new lease, the Escrow Agent shall be vested with the authority to immediately refund any and all deposits.

10.6.                EFFECT OF NO LEASE CANCELLATION NOTICE: In the event BUYER does not provide Notice of cancellation as provided by paragraph 14.14 to SELLER and BROKER this Agreement shall continue to be binding upon SELLER and BUYER.

10.7.                MAINTAIN PREMISES: Until possession is transferred to BUYER at Closing, SELLER agrees to maintain the Business Premises, including heating, cooling, plumbing and electrical systems, built-in fixtures, together with all other equipment and Business assets included in this sale, in good working order, and to maintain and leave the premises in a clean, orderly condition.

10.8.                LOSS/DAMAGE: In the event there is any loss or damage to the Business Premises, or any Assets included in this sale at any time prior to the Closing, the risk of loss shall be upon SELLER. Immediately from and after the Close of this sale, all risk of loss or damage shall be upon BUYER.

Buyer’s Initials /s/ RR	Seller’s Initials /s/ LD/BD

10.9.                DEFERRALS/ABATEMENTS: SELLER represents that they have not received any rent deferrals or abatement from the Landlord.

10.10.              REAL PROPERTY:

[X] This Agreement DOES NOT include real estate property.

[___] This Agreement DOES include real estate property, consequently:

The terms and conditions of the real estate property sale shall be found on a separate commercial real estate contract attached hereto and incorporated herein. If this Agreement shall terminate according to its terms, any contingent commercial real estate contract shall also terminate.

11.           ASSETS

11.1.                CONDITION OF FURNITURE FIXTURES EQUIPMENT: All furniture, fixtures, and equipment ("FF&E"), whether tangible or intangible, (the "Assets") included in this sale, as per the attached Schedule "A," which, by this reference, is incorporated herein, for which SELLER warrants that it has good and marketable title, free and clear of all liens and encumbrances, except any liens or encumbrances disclosed herein are being purchased on an "as is" basis. SELLER represents and warrants that to the best of SELLER's knowledge all Assets conveyed in this Agreement and delivered to BUYER, at Closing, are in good working order. BUYER shall be responsible for inspecting Assets prior to Closing to determine that Assets are in good working order. If any Business Assets are not in good working order prior to closing, SELLER shall repair or replace the Business Asset at issue. If repair or replacement is not possible, BUYER shall be credited for the value of repair or replacement at Closing. Any failure of BUYER to object, in writing delivered to SELLER, to the condition of the FF&E prior to the Closing Date shall constitute a waiver by BUYER.

11.2.                INVENTORY: The Purchase Price includes saleable and marketable inventory to be transferred to BUYER at Closing at SELLER'S wholesale purchase cost amounting to $         0       . In the event the cost value of the inventory is more than the stated amount, the Purchase Price and the Note shall appropriately be increased, and if there is no Note, then the cash payable at Closing shall be increased. If such value is less, then the Purchase Price, and the cash payable at Closing shall be appropriately decreased. Upon BUYER'S request, within three (3) days prior to Closing, SELLER and BUYER agree to conduct an itemized physical count of SELLER'S inventory, and SELLER agrees to make available to BUYER SELLER'S purchase invoices and/or statements to substantiate the inventory cost.

11.3.                BUSINESS MAIL/TELEPHONE/WEBSITE/EMAIL: SELLER agrees to transfer ownership, possession, and control of Business telephone number(s), directory listings, domain name(s), software, business email address(es), or other advertising to BUYER at Closing, and BUYER agrees to accept all of SELLER's right, title, interest, and responsibility of SELLER.

11.4.                BUSINESS TRADE NAME: SELLER hereby grants BUYER, effective with Closing of this sale, all rights held by SELLER in the Trade Name. SELLER hereby waives any rights thereto, and shall not, after Closing, make use of such names and/or domain name(s), directly or indirectly. If corporate and/or business Trade Name(s) of SELLER are the same or similar, SELLER shall be obligated to apply to change its entity name to a name unrelated to such name within three (3) business days of closing.

Buyer’s Initials /s/ RR	Seller’s Initials /s/ LD/BD

11.5.                ACCOUNTS RECEIVABLE: Check which is appropriate:

[___] $_________, of SELLER's accounts receivable, shall be included in the purchase price.

If included, SELLER shall provide BUYER with account details including the name on the account, the account number, amount owing and aging, at the time of Closing. The accounts receivables transferred at Closing shall be guaranteed by SELLER, and if not fully collected within one hundred and twenty (120) days of Closing, BUYER may set-off the difference against the Note, provided that BUYER shall assign SELLER the right to collect said receivables. If the accounts receivable is less than the number listed above then the Purchase Price, and the cash payable at Closing shall be appropriately decreased.

-OR-

[X] SELLER's accounts receivable shall NOT be included in the purchase price and SELLER shall retain the accounts receivable of the Business after Closing. BUYER agrees (a) to forward to SELLER any and all of SELLER's accounts receivable payments received by BUYER; and (b) shall cooperate with SELLER in providing any and all correspondence or other documents received by BUYER with respect to SELLER's accounts receivable and will otherwise cooperate with SELLER in the collection of SELLER's accounts receivable.

11.6.                ACCOUNTS PAYABLE:

All accounts payable accruing to the Closing Date shall remain the responsibility of SELLER and are not included in this sale. Immediately from and after the Closing, all subsequent accounts payable shall be the sole responsibility of BUYER.

11.7.                BILL OF SALE: SELLER shall deliver to BUYER at the Closing a Bill of Sale for all Assets purchased.

12.           SELLER

12.1.                SELLER'S REPRESENTATIONS: SELLER represents to BUYER that:

(a)           If SELLER is a formed entity, SELLER is in good standing and has the power to sell the Business and Assets as provided for herein;

(b)           SELLER is the owner of and has good and marketable title to the Business and Assets, free and clear of any and all liens, encumbrances or claims whatsoever, except those to be paid and satisfied at Closing or assumed by BUYER as agreed by the parties;

(c)           SELLER possesses all licenses and/or permits necessary to operate the business, and where capable and/or permitted by law, agrees to assign/transfer them to BUYER at Closing;

(d)           there will be no judgments, liens, debts, accounts payable, claims, or taxes (sales or otherwise) due, fixed and contingent, or actions or proceedings pending or threatened by or against SELLER at Closing;

(e)           SELLER agrees to conduct and operate the business up to the Closing Date in accordance with all laws, rules and regulations, in the regular course of business, and in the same manner as presently conducted and operated;

(f)            SELLER agrees not to violate the terms of any business contract with third parties;

(g)           SELLER will pay in full and satisfy all sales taxes, interest and penalties which may be due and/or owing to the _____ Department of Revenue at or prior to Closing, and

(h)           at Closing, SELLER agrees to execute and deliver to BUYER an agreement to indemnify and hold BUYER harmless from any and all sales taxes, interest and penalties that may be asserted against BUYER as a result of SELLER'S operations prior to Closing.

(i)            SELLER has not entered into contracts or indebtedness outside of the ordinary course of business, including, but not limited to, governmental loans (e.g., CARES Act, PPP Loan, or SBA EIDL), or other assistance.

12.2.                SURVIVAL OF REPRESENTATIONS AND SET-OFF: The representations and provisions under paragraph 12.1 (a) through (h) shall survive the Closing. In the event BUYER pays a claim made against the business or the Assets related to SELLER'S operation and ownership of the business and Assets prior to Closing, following SELLER'S failure to pay and satisfy same within a ten (10) day prior written Notice period from BUYER to SELLER, then BUYER shall have the right of set-off against any Note or other obligation which may then be owing from BUYER to SELLER in addition to seeking appropriate judicial relief which shall include BUYER'S reasonable attorney's fees and costs incurred. In the event of an "all cash" sale, or 100% third party financing, the parties agree that the .Escrow Agent shall retain $  1,000.00   from SELLER'S Closing proceeds for a period of      thirty     (30) business days to secure SELLER'S responsibilities under paragraph 12.1 above. The amount of the Note or the amount held in escrow/trust shall not limit the liability of SELLER to BUYER.

12.3.                MANAGEMENT ASSISTANCE: SELLER and/or mutually agreed upon representative agrees to provide assistance and training to BUYER and BUYER's employees in the transfer of management and operation of the business during normal business hours at Premises for a period of    five    (5) business days following Closing, all without additional consideration by BUYER to SELLER.

12.4.                SELLER'S ACKNOWLEDGMENT: SELLER acknowledges and agrees that BROKER made no representations concerning the creditworthiness, integrity, or ability of BUYER to complete this transaction. SELLER has relied solely on BUYER's representations with respect thereto. SELLER acknowledges and agrees that the BROKER has performed all its duties pursuant to the listing agreement and has earned its compensation as set forth therein.

12.5.                SELLER'S FAILURE TO CLOSE:

(a)           In the event SELLER, without fault, is unable to consummate the sale of the Business and Assets in accordance with the provisions of this Agreement, all deposits held in escrow/trust by Escrow Agent shall be returned to BUYER upon demand;

(b)           In the event SELLER willfully defaults under this Agreement, BUYER may elect to either:

(1)   terminate this Agreement, at which time BUYER shall be entitled to receive from SELLER on demand all deposits paid plus reimbursement for all reasonable legal, accounting, and other costs incurred or alternatively

(2)   seek against SELLER specific performance of this Agreement, in which case, all deposits shall continue to be held in escrow/trust until the happening of either of the following events:

(i)            BUYER in writing relinquishes the right to seek specific performance and terminates this Agreement, or

(ii)           a court of competent jurisdiction denies BUYER'S claim for specific performance, then, in either of such events, on BUYER'S demand, all deposits listed in paragraphs 2.1 and/or 2.2 held in escrow/trust shall be returned to BUYER.

13.          BUYER

13.1.                NON-DISCLOSURE: BUYER has been confidentially furnished information related to the Business ("Confidential Information"). BUYER'S obligations, include without limitation, the obligation to keep strictly confidential information relating to non-public, confidential, and proprietary operations, properties, personnel, financial information, materials, products, technology, computer programs, manuals, business plans, software, marketing plans, and other information disclosed or submitted, orally, in writing, or by any other media solely relating to BUYER's interest in purchasing the Business. BUYER agrees not to disclose, publish, or otherwise reveal any of the Confidential Information to any other parties, agents, representative or employees whatsoever without the prior written consent of SELLER, except that BUYER may disclose the Confidential Information to BUYER's legal counsel, accountant or lender. BUYER represents and warrants that it does not represent any third-party competitor of the Business and is not an employee of a competitor business. In the event BUYER executes a separate non-disclosure/confidentiality agreement the terms of that agreement control.

***POST-SIGNING, the buyers will have full and complete ability to announce the Purchase and expose the name of said business and publicly disclose this agreement***.

13.2.                PRE-CLOSING: BUYER agrees not to visit business premises, or communicate in any way with SELLER's employees, agents, or customers prior to closing without SELLER's prior written approval.

13.3.                BUYER MAY FORM NEW ENTITY: BUYER may elect to form a corporation or a limited liability company after this Agreement has been executed. The original BUYER shall cause the corporation or the limited liability company to ratify all of the terms and conditions of this Agreement. In such event, the new entity shall become BUYER.

13.4.                BUYER WARRANTIES: BUYER represents and warrants that the sole purpose of requesting and receiving information on the Business is to perform a due diligence investigation relating to the purchase or merger and/or acquisition, and none other, and BUYER knows that SELLER and BROKER are relying upon such representations in disclosing the Confidential Information to BUYER. BUYER further warrants that it is financially capable of purchasing the Business, has not filed for an undisclosed bankruptcy, and has not been convicted of any felony or crime.

13.5.                BUYER'S ACKNOWLEDGMENT: BUYER hereby acknowledges that BUYER is relying solely on BUYER's own inspection of the Business and the representations of SELLER regarding the Business operating history, the value of the Assets being purchased and all other material facts. BROKER(s) neither represented nor warranted the accuracy of any facts, figures, books, records, memoranda, financial information, or data of any kind, concerning the operations of SELLER. BROKER has not conducted any independent investigation whatsoever of the Business or the information provided to BROKER by SELLER. Moreover, BUYER acknowledges that BROKER has not verified any of the representations made by SELLER.

13.6.                BUYER'S FAILURE TO CLOSE: In the event BUYER willfully fails or refuses to complete the purchase pursuant to this Agreement with no fault on SELLER'S part, BUYER authorizes and agrees that fifty (50%) percent of all deposits listed in paragraphs 2.1 and/or 2.2 made by BUYER shall be paid to SELLER as liquidated damages, with the remaining fifty (50%) paid to BROKER also as liquidated damages, upon demand.

14.          CONTRACT PERFORMANCE

14.1.                AUTHORITY:

(a)           BUYER and SELLER have full authority to enter into this Agreement and to conclude the transaction described herein.

(b)           Neither BUYER nor SELLER is a party to any agreement that shall prevent either BUYER or SELLER from concluding this transaction; nor is any consent required from any third party.

(c)           The execution, delivery and performance of this Agreement shall not constitute a violation of SELLER's Articles of Incorporation if a corporation or SELLER's Articles of Organization if a Limited Liability Company or the entity's by-laws.

14.2.                ESCROW DEPOSITS: Escrow Agent shall hold deposits in an escrow/trust account, which will not bear interest and, subject to clearance, dispense deposits in accordance with the terms of this Agreement. In the event of a dispute between BUYER, SELLER and/or BROKER, which may involve funds held in escrow/trust by Escrow Agent, all parties shall agree to be bound under terms of Paragraph 14.8 hereunder. The parties acknowledge that the Escrow Agent undertakes to perform only those duties as are expressly set forth in this agreement, and no implied duties or obligations shall be read into this Agreement against the Escrow Agent. The Escrow Agent may act in reliance on any writing or instrument or signature that it, in good faith, believes to be genuine, may assume the validity or accuracy of any statement or assertion contained in the writing or instrument, and may assume that any person purporting to give any writing, Notice, or instructions in connection with the provisions hereof has been duly authorized to do so. SELLER and BUYER jointly and severally agree to indemnify Escrow Agent and hold it harmless from any and all claims, liabilities, losses, actions, lawsuits, or proceedings at law or in equity, or any other expenses, fees, or charges of any character or nature, that it may incur, or with which it may be threatened, by reason of its acting as Escrow Agent, against any and all expense, including reasonable attorneys' fees and the cost of any action, lawsuit, or proceeding, or the resistance of any claim. If the parties disagree about the rights and obligations of, or the propriety of any action contemplated by, the Escrow Agent, the Escrow Agent in its sole discretion may file an action of interpleader or for a declaratory judgment or any other action as it deems necessary to resolve the disagreement and retains the right to use said escrowed/trust funds to offset any cost or expenses incurred in the discharging of its duties and the filing of such action of interpleader or for declaratory judgment. The Escrow Agent shall be indemnified for all costs, including reasonable attorneys' fees, in connection with any of the above actions, and shall be fully protected in suspending all or a part of its activities under this Agreement until a final judgment in the action is received. Upon notifying all parties concerned of such judgment, all liability on the part of the Escrow Agent shall fully terminate once the Escrow Agent accounts for any items previously delivered out of escrow/trust.

14.3.                LEGAL ADVICE: The parties acknowledge that they are aware of their right to employ legal counsel and that it is advisable to do so. SELLER AND BUYER hereby release BROKER, its agents, and associates from any and all suits, actions, proceedings, claims, and demands by either party made which resulted in any loss occasioned by reason of either party's failure to obtain separate legal counsel and advice.

14.4.                NON-COMPETE: Check which is appropriate:

[X] BUYER, SELLER, and SELLER'S directors, officers, managing members, managers, and principals shall enter into a written valid non-compete agreement protecting the legitimate business interests associated with or conveyed in this transaction. The non-compete shall comport in all respects with state of    FL    Statutes. BUYER and SELLER agree that the non-compete shall have a term of

Twelve (12) months and shall be enforced within a radius of       fifty      (50) miles from the business Premises. The Parties further agree that the Non-Compete Agreement shall contain a non-solicitation of customers and employees.

This paragraph 14.4 shall survive the Closing.

-OR-

[___] BUYER and SELLER shall NOT enter in to a non-compete agreement.

14.5.                BUYER & SELLER ACKNOWLEDGEMENTS/HOLD HARMLESS: BUYER and SELLER hereby acknowledge that in view of the important legal and financial aspects and complexity of the transaction, that they were advised by BROKER, to obtain the appropriate counsel from legal, accounting, and other professionals concerning the transaction. BUYER and SELLER each acknowledge that neither BROKER nor any of BROKER's agents, employees, officers, directors, shareholders, co-BROKERs, independent contractors and affiliates, made any representations or warranties regarding any facts regarding the Business being sold, any legal issues, aspects or ramifications connected with the Agreement, or any representations or warranties to either BUYER or SELLER concerning the financial condition of the Business, or any matter relating to either BUYER or SELLER. BROKER has made no independent investigation or verification of any representations, warranties, documents, or pieces of information presented by either BUYER or SELLER. Both BUYER and SELLER have either done their own independent investigation with respect to such items or were advised by BROKER to do so. BUYER and SELLER agree that BROKER is hereby released, indemnified, and held harmless under any agreement connected with the purchase of the Business described above. BROKER shall not be liable or responsible for and the BUYER and SELLER hereby indemnify and hold BROKER harmless from and against any and all claims and damages, including all costs and expenses, and reasonable attorney's fees at all levels of any kind that were made or could have been made relating to the above-referenced purchase, including BROKER's referral, recommendation or retention of any vendor or professional on behalf of a party, except for BROKER's intentionally wrongful or grossly negligent acts.

14.6.                BROKER'S DISCLAIMER: SELLER and BUYER acknowledge and agree that BROKER is a transactional agent and does not represent either BUYER or SELLER in a fiduciary capacity or as a single agent. The parties acknowledge and agree that all information concerning SELLER'S Business, Assets, and Premises, whether furnished before or after the execution of this Agreement, was and is supplied by SELLER to BUYER. BROKER has not made, nor does BROKER make any warranty or representation as to the genuineness, accuracy, and truthfulness of any and all information of the business, notwithstanding the fact that any such information may have been delivered by BROKER to BUYER and/or BUYER'S representatives, it being understood that in so doing, BROKER has acted merely as a conduit for the information between SELLER and BUYER.

14.7.                ATTORNEYS' FEES: In the event any party retains legal counsel to enforce the terms of this Agreement, whether or not any action or proceeding is commenced, the prevailing party shall be entitled to be reimbursed for all reasonable attorneys' fees and court costs and all expenses even if not taxable court costs (including, without limitation, all such fees, costs, and expenses incident to arbitration, appellate, bankruptcy, and post-judgment proceedings), incurred in that action or proceeding or any appeal, in addition to any other relief to which the party or parties may be entitled. Attorneys' fees include legal assistant fees, expert witness fees, investigative fees, administrative costs, and all other charges billed by the attorney.

14.8.                DISPUTES BETWEEN SELLER AND BUYER: In the event any dispute arises under this Agreement between SELLER and BUYER resulting in BROKER being made a party to any action or proceeding, judicial or administrative, SELLER and BUYER, jointly and severally, agree to indemnify BROKER for all reasonable attorney's fees and costs incurred as a result of BROKER having been made a party to such action or proceeding, provided a judgment is not rendered stating that BROKER acted improperly regarding such dispute. All of BROKER'S reasonable attorney's fees, costs and interest at the highest rate allowed by law incurred shall be shared equally between SELLER and BUYER, unless the decision of the Court or other tribunal determines that BROKER was improperly or needlessly made a party solely as a result of the actions of either SELLER or BUYER, in which case such party shall immediately thereafter pay and satisfy all of BROKER'S reasonable attorney's fees and costs incurred.

14.9.                GOVERNING LAW/JURISDICTION/JURY TRIAL WAIVER: The laws of the State of Florida (without giving effect to its conflicts of law principles) govern all matters arising out of or relating to this Agreement, including, without limitation, its validity, interpretation, construction, performance, and enforcement. Any Party bringing a legal action or proceeding against any other Party arising out of or relating to this Agreement shall bring the legal action or proceeding in the County of Orange, state of Florida. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

14.10.              FEES TO BROKER: SELLER acknowledges that BROKER has earned a fee as provided for in a separate Marketing and/or Listing Agreement between SELLER and BROKER, which fee shall be fully paid and satisfied at Closing, and for such limited purpose only, BROKER shall be considered a third-party beneficiary hereunder. In the event SELLER refuses or is unable to close this transaction by reason of SELLER'S default, SELLER shall be liable for and agrees to pay the full agreed fee to BROKER upon demand.

14.11.              AMENDMENTS AND FURTHER COOPERATION: This Agreement may be amended at any time whether typewritten, handwritten or through attached rider or addendum if initialed or executed by both SELLER and BUYER; however, no such amendment shall affect BROKER'S interest unless the BROKER joins in the execution of any such amendment. SELLER and BUYER agree to take whatever action may be necessary to carry out the terms of this Agreement following Closing. Typewritten or handwritten provisions placed into this Agreement and acknowledged by the parties by their initials, shall control all printed provisions in conflict with this Agreement.

14.12.              ENTIRE AGREEMENT: This Agreement (as amended) constitutes the entire agreement between the parties and supersedes all prior negotiations, preliminary agreements, and all prior and discussions and understandings, and shall not be modified except in writing executed by the parties.

14.13.              BINDING EFFECT: This contract shall bind and inure to the benefit of successors, assigns, personal representatives, heirs, and legatees of the parties.

14.14.              NOTICE AND CAPTIONS: all Notice required to be given under this Agreement must be in writing, signed in person or through electronic signature by the party to be charged or by such party's attorney, and delivered preferably by electronic mail or otherwise in person, by USPS, UPS, or similar shipper to the other party and to BROKER. All captions and paragraph headlines in this Agreement are for reference purposes only, and are not intended to define, interpret, or limit the provisions thereof.

IF TO SELLER:	If TO BUYER:

Leah & Burke Dearman	Rich Russo
Name	Name
290 Citrus Tower Blvd. #108	80 Coolidge Hill Road
Mailing Address	Mailing Address
Clermont, Fl 34771	Watertown MA 02472
City, State, Zip	City, State, Zip
352-242-9022	617-926-4800
Phone	Phone
ldearman@cfl.rr.com	rrusso@bioniklabs.com
Email	Email

IF TO LISTING BROKER:	IF TO SELLING BROKER:

Transworld Business Advisors	Transworld Business Advisors
Business Brokerage Company Name	Business Brokerage Company Name
Douglas R. Dickerson	Douglas R. Dickerson
Selling Agent Name	Selling Agent Name
3751 Maguire Blvd. #150	3751 Maguire Blvd. #150
Mailing Address	Mailing Address
Orlando, Florida 32803	Orlando, Florida 32803
City, State, Zip	City, State, Zip
407-421-6288	407-421-6288
Phone	Phone
doug@tworld.com	doug@tworld.com
Email	Email

The parties to this Agreement may change their addresses for Notice by notifying the other parties in the manner provided in this Section 14.14 An electronically transmitted copy of this Agreement, and any signatures thereon, shall be considered the same as an original.

15.           WIRE TRANSFERS: BROKER WILL NEVER REQUEST OR SEND WIRE INSTRUCTIONS BY ELECTRONIC MAIL AND BUYER ACKNOWLEDGES AND AGREES TO VERBALLY VERIFY ACCOUNT INFORMATION DIRECTLY FROM ANY ESCROW AGENT AND NOT RELY ON ACCOUNT OR CONTACT INFORMATION OBTAINED VIA EMAIL WITHOUT VERBALLY CONFIRMING THE ACCURACY OF SUCH INFORMATION.

16.           SURVIVABILITY: The parties hereto acknowledge and agree that this Contract, including all covenants, representations, warranties, and agreements, shall survive the Closing Date of this transaction.

17.           FORCE MAJEURE: BUYER or SELLER shall not be required to perform any obligation under this Contract or be liable to each other for damages so long as performance or non-performance of the obligation, or the availability of services, insurance or required approvals essential to Closing, is disrupted, delayed, caused, or prevented by Force Majeure. "Force Majeure" means hurricanes, floods, extreme weather, earthquakes, fire, or other acts of God, unusual transportation delays, or wars, insurrections, or acts of terrorism, or pandemic, epidemic, or COVID-19, which, by exercise of reasonable diligent effort, the non-performing party is unable in whole or in part to prevent or overcome. The "Force Majeure" may cause travel restrictions, self-imposed and/or governmental required isolations, potential closures of offices and institutions required to perform due diligence, fund and close. All time periods, including Closing, will be extended for a reasonable amount of time after the Force Majeure no longer prevents performance under this Agreement, provided, however, if such Force Majeure continues to prevent performance under this Agreement more than one hundred and eighty (180) days beyond the Closing Date, then the parties may agree in writing to extend the appropriate time periods or either BUYER or SELLER may terminate this Agreement at their sole discretion by delivering Notice to the other and any deposits shall be returned immediately to the BUYER, thereby releasing BUYER and SELLER from any further obligations to one another.

18.           RIDERS: BUYER and SELLER acknowledge that there is

[] no RIDER attached to this Agreement.

[X] a RIDER attached to this Agreement that is signed by the parties and made a part hereof.

19.          ADDITIONAL CONTINGENCY SELECTIONS

CHOOSE ALL THAT APPLY

20.          VISA

[X] This Agreement IS NOT contingent on BUYER obtaining a visa.

[__] This Agreement IS contingent on BUYER obtaining a visa.

If BUYER's purchase is subject to a visa contingency, then BUYER shall have until                                  (insert date) at 5:00 pm EST (visa contingency period) to either obtain the visa and complete the closing of the transaction, waive the visa contingency and complete the closing of the transaction, or terminate the Agreement in writing provided to SELLER and BROKER prior during the visa contingency period. If BUYER defaults in the above requirements, SELLER shall have the right to terminate the Agreement. It is understood by BUYER and SELLER that the transaction may need to close in escrow to meet the requirements of the visa. In such event, the transaction will close in escrow/trust and SELLER will continue in operation of the Business during the escrow/trust period.

21.          LICENSURE

[X] This Agreement IS NOT contingent on BUYER obtaining licensure.

[___] This Agreement IS contingent on BUYER obtaining a                                             license.

If BUYER's purchase is subject to a contingency that BUYER obtain a license as a condition of closing, then BUYER shall have until            N/A             (insert date) at 5:00 pm EST (licensure contingency period) to either obtain the license and complete the closing of the transaction, waive the licensure contingency and complete the closing of the transaction, or terminate the Agreement in writing provided to SELLER and BROKER during the licensure contingency period. If BUYER defaults in the above requirements, SELLER shall have the right to terminate the Agreement.

22.          FRANCHISOR APPROVAL

[X] This Agreement IS NOT contingent on BUYER obtaining a franchisor approval.

[___] This Agreement IS contingent on BUYER obtaining a franchisor approval.

If BUYER's purchase is subject to a contingency that BUYER obtain approval of a franchisor as a condition of closing, then BUYER shall have until            N/A             (insert date) at 5:00 pm EST (franchisor approval contingency period) to either obtain the franchisor approval and complete the closing of the transaction, waive the franchisor approval contingency and complete the closing of the transaction, or terminate the Agreement in writing provided to SELLER and BROKER during the franchise approval contingency period. If BUYER defaults in the above requirements, SELLER shall have the right to terminate the Agreement.

23.          OFFER AND ACCEPTANCE

OFFERED and DATED as of         8-29-22

BUYER offers and agrees to purchase the above-described business assets in accordance with this agreement.

Tower Aquatic LLC
Print BUYER (Legal Name)

X /s/ Rich Russo Jr. CFO & Interim CEO
Signature, Title

Rich Russo
Print Name of Authorized Agent

Signature of Authorized Agent, Individually, as Guarantor

SELLER accepts BUYER's offer and agrees to sell the above-described business assets accordance with this agreement.

ACCEPTED and DATED as of         8-30-22

Dearman & Dearman PT LLC
Print SELLER Name (Legal Name)

X /s/ Leah Dearman owner	X /s/ Burke Dearman owner
Signature, Title

Leah Dearman	Burke Dearman
Print Name of Authorized Agent

X	X
Signature of Authorized Agent, Individually, as Guarantor

RIDER:

NO SHOP clause: In consideration of the expenses that BUYER has incurred and will incur in connection with this Offer, SELLER agrees that until the earlier of September 15, 2022 and the termination or expiration of this Agreement in accordance with its terms (such period, the "Exclusivity Period"), neither SELLER or any of its representatives, officers, employees, directors, agents, stockholders, members, managers, subsidiaries or affiliates (collectively, the "Seller Group") shall initiate, solicit, entertain, negotiate, accept or discuss, directly or indirectly, any proposal or offer from any person or group of persons other than BUYER and its affiliates (an "Acquisition Proposal") to acquire all or any significant part of the business and properties, capital stock or capital stock equivalents of SELLER, whether by merger, purchase of stock, purchase of assets, tender offer or otherwise, or provide any non-public information to any third party in connection with an Acquisition Proposal or enter into any agreement, arrangement or understanding requiring it to abandon, terminate or fail to consummate the transaction with BUYER. SELLER agrees to immediately notify BUYER if any member of the Seller Group receives any indications of interest, requests for information or offers in respect of an Acquisition Proposal and will communicate to BUYER in reasonable detail the terms of any such indication, request or offer. SELLER shall, and shall cause the Seller Group to, terminate any and all existing discussions or negotiations with any person or group of persons other than BUYER and its affiliates regarding an Acquisition Proposal. SELLER represents that no member of the Seller Group is party to or bound by any agreement with respect to an Acquisition Proposal other than under this Agreement.

Short Term Billing clause: All billing will continue to go out under the Sellers Tax ID until buyer receives their own Medicare registration number. As well as other minor contracts such as UHC, Aetna, Cigna/Ash, VACCN & TriCare. Upon receipt of a complete and approved application, Medicare will assign an effective date for billing under the Buyers new entity. This will be the date that billing will cease under the Sellers tax id.

Promptly after receipt of any such reimbursements or payments to Seller, Seller shall transfer all such amounts to Buyer or as designated by Buyer.

  /s/ Leah Dearman /s/ Burke Dearman Seller signature

  /s/ Rich Russo Jr.                                  Buyer signature